UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

CAPITAL SENIOR LIVING CORPORATION
(Name of Registrant as Specified in Its Charter)

ORTELIUS ADVISORS, L.P. PANGAEA VENTURES, L.P. PETER DESORCY
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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☐          Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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SPECIAL MEETING OF STOCKHOLDERS

OF

CAPITAL SENIOR LIVING CORPORATION

_________________________

SUPPLEMENT NO. 1 TO PROXY STATEMENT
OF
ORTELIUS ADVISORS, L.P.
_________________________

PLEASE SIGN, DATE AND MAIL THE ENCLOSED GOLD PROXY CARD TODAY

Ortelius Advisors, L.P. (“OA”), Pangaea Ventures, L.P. (“Pangaea”) and Peter DeSorcy (together with OA and Pangaea, “Ortelius”, “we” or “us”) beneficially own approximately 12.7% of the outstanding shares of common stock, par value $0.01 per share (the “Common Stock”), of Capital Senior Living Corporation, a Delaware corporation (“CSU” or the “Company”), making Ortelius one of the Company’s largest stockholders.

On September 2, 2021, we filed with the Securities and Exchange Commission (the “SEC”) and mailed a definitive proxy statement (the “Original Proxy Statement”) in connection with our solicitation of proxies to vote AGAINST the Company’s proposals related to its proposed transactions with affiliates of Conversant Capital LLC (collectively, “Conversant”) as contemplated by an Investment Agreement entered into by and among the Company and certain Conversant entities (the “Original Investment Agreement”) and other related agreements (such proposed transactions, collectively, the “Original Transactions”), at a special meeting of the Company’s stockholders originally scheduled to be held on October 12, 2021 (including any adjournments, postponements, continuations or reschedulings thereof and any meeting which may be called in lieu thereof, the “Special Meeting”).

The Company has rescheduled the Special Meeting, which is now scheduled to be held at the Residence Inn Dallas by the Galleria, Highland Park Conference Room, 5460 James Temple Drive, Dallas, Texas 75240 on October 22, 2021, at 10:00 a.m., Central Time. The Company also has entered into an Amended and Restated Investment Agreement (the “A&R Investment Agreement”) with Conversant, which amended and restated the Original Investment Agreement in its entirety, and substantially revised the terms of the Original Transactions (such transactions, as amended, collectively, the “Amended Transactions”). The Company has filed with the SEC an amendment to its original proxy statement to reflect the terms of the Amended Transactions, and new and amended Company proposals for the Special Meeting.

We are furnishing to you this proxy supplement (this “Proxy Supplement”) and the enclosed GOLD proxy card to update certain of the disclosures contained in the Original Proxy Statement to reflect the Amended Transactions, the Company’s new and amended proposals, and other developments since the date of the Original Proxy Statement. Defined terms used but not defined herein shall have the meanings ascribed to them in the Original Proxy Statement. Except as updated or supplemented by this Proxy Supplement, all information set forth in the Original Proxy Statement remains unchanged. This Proxy Statement and GOLD proxy card are first being furnished to the Company’s stockholders on or about October 6, 2021.

According to the Company’s proxy statement, through the A&R Investment Agreement, the Company is now proposing to raise approximately $154.8 million through (i) the issuance to Conversant of newly designated Series A Convertible Preferred Stock of the Company (the “Series A Preferred Stock”), common stock of the Company (the “Common Stock”) and warrants to purchase Common Stock (the “Warrants”) and (ii) the Common Stock rights offering (the “Rights Offering”) by the Company to its existing stockholders, with an amended subscription price of $30 per share and an amended subscription right of 1.1 shares of Common Stock for each share of Common Stock owned as of September 10, 2021, the record date for the Rights Offering. Conversant will also provide an incremental $25 million accordion for future investment at the Company’s option, subject to certain conditions.

According to the Company’s proxy statement, in connection with the Amended Transactions, the Company also has entered into agreements with Silk Partners, LP (“Silk”) and Arbiter Partners QP, LP (“Arbiter”), pursuant to which Silk and Arbiter have agreed to participate in the Rights Offering and vote in favor of the Company proposals at the Special Meeting, in exchange for certain benefits not provided to other stockholders.

We have extensively reviewed the terms of the A&R Investment Agreement and the Amended Transactions and have definitively concluded that the Amended Transactions are far better for Conversant, Arbiter, Silk and Company management, while being much more costly and much more dilutive for other stockholders. We strongly oppose the Amended Transactions with Conversant and urge stockholders to vote AGAINST each of the Company proposals at the Special Meeting (such proposals, collectively, the “Proposals”).

Some of the shocking terms of the Amended Transactions include:

•	Conversant is now positioned to obtain significantly more equity at a much lower cost basis thanks to a new private placement of Common Stock at $25 per share and a commitment to backstop a new equity rights offering at $30 per share, which represent a 47% discount and 37% discount, respectively, to the Company’s 30-day volume-weighted average price prior to the July 22nd deal announcement.
•	Outside of its private placement and participation in the Rights Offering, Conversant is now positioned to receive a staggering 8% of the Common Stock in the form of a backstop fee (if the Amended Transactions close), and over $1 million Warrants to purchase Common Stock at $40 per share, which can be exercised on a cashless basis.
•	In total, under the Amended Transactions, the Series A Preferred Stock, Common Stock and Warrants to be sold to Conversant will initially represent between 2,855,925 and 6,195,806 shares of Common Stock on an as-converted basis, which would imply between approximately 38.2% and 67.9% of Common Stock on an as-converted basis, providing for a larger potential ownership stake for Conversant than under the terms of the Original Transactions.
•	Conversant is poised to receive four designees, and Silk two designees, on the Company’s nine-member Board, which will have the combined effect of handing majority control of the Board to Conversant and Silk.
•	If the Amended Transactions do not close, Conversant will receive 132,175 shares of Common Stock and Arbiter will receive 17,292 shares of Common Stock, representing about 7% of the Common Stock and serving as de facto break-up fees if the Amended Transactions are rejected.

This Proxy Supplement and the enclosed new GOLD proxy card reflect the revised agenda for the Special Meeting, including the proposals set forth in the Original Proxy Statement plus:

1.	An amended and revised Proposal 1 (the Issuance Proposal), which replaces Proposal 1, as included in the Original Proxy Statement, in its entirety, as set forth below:

“The Company’s proposal to approve the issuance of up to 66,250 shares of newly designated Series A Preferred Stock of the Company, which shares will be convertible into shares of Common Stock, up to 3,508,306 shares of Common Stock of the Company and 1,031,250 Warrants to acquire Common Stock of the Company, to affiliates of Conversant Capital LLC.”

2.	A new Proposal 4 (the Backstop Issuance Proposal), as set forth below:

“The Company’s proposal to approve the issuance to Arbiter Partners QP, LP of up to 183,959 shares of Common Stock of the Company.”

The enclosed GOLD proxy card will replace any previously submitted card in connection with the Special Meeting.

Because this Proxy Supplement describes a new proposal to be voted on at the Special Meeting that was not reflected or described in the Original Proxy Statement (Proposal 4), proxies submitted before the date of this Proxy Supplement did not include votes on that proposal. In addition, because this Proxy Supplement amends a proposal to be voted on at the Special Meeting that was described in the Original Proxy Statement (Proposal 1), votes submitted before the date of this Proxy Supplement on that proposal will not be counted. As a result, if you want to vote on all of the Proposals at the Special Meeting, as described in the Original Proxy Statement and this Proxy Supplement, you must cast a new vote for the Special Meeting by signing, dating and returning the enclosed new GOLD proxy card, or by voting in person at the Special Meeting. Signing and submitting the new GOLD proxy card, or voting in person at the Special Meeting, will revoke any prior proxy in its entirety. Therefore, if you submit the new GOLD proxy card, in addition to voting on Proposals 1 and 4, you must mark the new GOLD proxy card in the appropriate place to indicate your vote on Proposals 2, 3 and 5.

If you have already submitted your GOLD proxy card and do not submit a new GOLD proxy card, your previously submitted GOLD proxy card will be voted at the Special Meeting with respect to Proposals 2, 3 and 5; however, Ortelius strongly encourages you to submit a new GOLD proxy card so that your vote will be considered on all proposals.

According to the Company’s proxy statement, the record date for the Special Meeting (the “Record Date”) has not changed and remains August 25, 2021. Only stockholders of record as of the close of business on the Record Date are entitled to vote at the Special Meeting.

Please read the Original Proxy Statement and this Proxy Supplement in their entirety as together they contain all of the information that is important to your decisions in voting at the Special Meeting. To the extent that information in this supplement differs from or updates information contained in the Original Proxy Statement, the information in this Proxy Supplement shall supersede or supplement the information in the Original Proxy Statement.

THIS SOLICITATION IS BEING MADE BY ORTELIUS AND NOT ON BEHALF OF THE BOARD OR MANAGEMENT OF THE COMPANY. WE ARE NOT AWARE OF ANY OTHER MATTERS TO BE BROUGHT BEFORE THE SPECIAL MEETING OTHER THAN AS DESCRIBED HEREIN. SHOULD OTHER MATTERS, WHICH WE ARE NOT AWARE OF A REASONABLE TIME BEFORE THIS SOLICITATION, BE BROUGHT BEFORE THE SPECIAL MEETING, THE PERSONS NAMED AS PROXIES IN THE ENCLOSED GOLD PROXY CARD WILL VOTE ON SUCH MATTERS IN THEIR DISCRETION.

WE STRONGLY OPPOSE THE AMENDED TRANSACTIONS AND URGE YOU TO SIGN, DATE AND RETURN THE GOLD PROXY CARD VOTING AGAINST EACH OF THE PROPOSALS.

IF YOU HAVE ALREADY SENT A PROXY CARD FURNISHED BY THE COMPANY’S MANAGEMENT OR THE BOARD, YOU MAY REVOKE THAT PROXY AND VOTE AGAINST THE PROPOSALS BY SIGNING, DATING AND RETURNING THE ENCLOSED GOLD PROXY CARD. THE LATEST DATED PROXY IS THE ONLY ONE THAT COUNTS. ANY PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE SPECIAL MEETING BY DELIVERING A WRITTEN NOTICE OF REVOCATION OR A LATER DATED PROXY FOR THE SPECIAL MEETING, OR BY VOTING AT THE SPECIAL MEETING.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting—This Proxy Statement and our GOLD Proxy Card are Available at

www.SaveCSU.com

The date of this Proxy Supplement is October 6, 2021.

IMPORTANT

Your vote is important, no matter how few shares of Common Stock you own. Ortelius urges you to sign, date, and return the enclosed GOLD proxy card today to vote AGAINST each of the Proposals.

•	If your shares of Common Stock are registered in your own name, please sign and date the enclosed GOLD proxy card and return it to Ortelius, c/o Okapi Partners LLC (“Okapi”), in the enclosed postage-paid envelope today.
•	If your shares of Common Stock are held in a brokerage account or bank, you are considered the beneficial owner of the shares of Common Stock, and these proxy materials, together with a GOLD voting form, are being forwarded to you by your broker or bank. As a beneficial owner, if you wish to vote, you must instruct your broker, trustee or other representative how to vote. Your broker cannot vote your shares of Common Stock on your behalf without your instructions.
•	Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet. Please refer to the enclosed voting form for instructions on how to vote electronically. You may also vote by signing, dating and returning the enclosed voting form.

If you have any questions, require assistance in voting your GOLD proxy card, or need additional copies of Ortelius’ proxy materials, please contact Okapi Partners at the phone numbers or email address listed below.

Okapi Partners LLC

1212 Avenue of the Americas, 24th Floor

New York, NY 10036

Stockholders may call toll-free: (855) 208-8901

Banks and brokers call: (212) 297-0720

E-mail: info@okapipartners.com

SUPPLEMENTAL BACKGROUND TO THE SOLICITATION

The following information supplements the existing disclosures contained under the heading “Background to the Solicitation” beginning on page 4 of the Original Proxy Statement.

•	On September 2, 2021, Ortelius filed the Original Proxy Statement with the SEC.
•	Also on September 2, 2021, Ortelius issued an open letter to the Company’s stockholders detailing its reasons why Ortelius opposed the Original Transactions.
•	On September 9, 2021, Ortelius launched a website to communicate with the Company’s stockholders.
•	On September 13, 2021, Ortelius issued a press release and open letter (the “September 13 Letter”) to the Company’s stockholders, reiterating its strong opposition to the Original Transactions. As detailed in the September 13 Letter, Ortelius disagreed with the Board’s claim that the proposed transactions are “the only viable path forward” for the Company. Ortelius believed and continues to believe that there are more affordable and equitable financing options that would better serve the interests of the Company and its stockholders. Ortelius also stated that it was prepared to participate as a backstop and subscribe well beyond its pro rata stockholdings in a new equity rights offering, provided that the offering is decoupled from the Original Transactions.
•	On September 15, 2021, Ortelius issued a press release and open letter (the “September 15 Letter”) to the Company’s stockholders, as well as an investor presentation titled “Save Capital Senior Living Corp.” (the “Investor Presentation”), regarding its opposition to the dilutive and outsized Original Transactions. Also on September 15, 2021, Ortelius filed Amendment No. 4 to its Schedule 13D, attaching the September 13 Letter, the September 15 Letter and the Investor Presentation.
•	On the morning of September 26, 2021, counsel to the Company spoke with counsel to Ortelius about entry into a potential short-term confidentiality agreement with the Company. That afternoon, Ortelius signed a confidentiality agreement with the Company so Ortelius could engage with the Company on financing terms that would serve the best interests of all stockholders. Ortelius’ advisors were then provided with a set of transaction terms substantially the same as the Amended Transactions, and were told that the terms had the support of Arbiter and Silk, which would be entering into voting agreements. The Company’s advisors indicated that the transaction terms were final, with no opportunity for Ortelius to provide meaningful input, and they informed Ortelius’ advisors that the revised terms would be announced by the Company after market close the next day, barely 24 hours after the revised terms were provided to Ortelius. The Company’s advisors offered for Ortelius to serve as a backstop for the Rights Offering on similar terms to Arbiter if Ortelius would be willing to sign a voting agreement in support of the Amended Transactions. Later that evening, Conversant called Ortelius indicating that the revised terms were more favorable to stockholders than the original deal. Ortelius informed Conversant, in no uncertain terms, that it believed the revised terms appeared to be worse for ordinary stockholders than the Original Transactions and, based on the Company’s apparent refusal to negotiate the revised terms, Ortelius did not see a need for further discussions. As revealed in the Company’s proxy statement amendment filed with the SEC on October 4, 2021, that same evening the Board approved the Amended Transactions (with a subsequent confirmation some days after), making clear that Ortelius was correct – there was no genuine effort by the Company or Conversant to engage with Ortelius on the terms of Amended Transactions, only an attempt to buy Ortelius’ support.
•	On September 28, 2021, the Company announced that it was postponing the Special Meeting to October 22, 2021.

•	On October 1, 2021, the Company issued a press release and filed a Current Report on Form 8-K announcing the Amended Transactions and its entry into the related agreements with Conversant, Silk and Arbiter.
•	On October 4, 2021, the Company filed an amendment to its proxy statement reflecting the Amended Transactions, and the Company’s new and amended Proposals for the Special Meeting.
•	On October 5, 2021, Ortelius filed a supplemental investor presentation titled, “Why Stockholders Should Reject Capital Senior Living Corp.’s Dilutive Amended Transactions,” along with a press release and open letter to the Company’s stockholders, detailing its opposition to the Amended Transactions.
•	On October 6, 2021, Ortelius filed this Proxy Supplement.

UPDATE TO PROPOSAL NO. 1

The following description of the Issuance Proposal replaces in its entirety the description of the Issuance Proposal contained under the heading “Proposal No. 1 Issuance Proposal” on page 7 of the Original Proxy Statement.

ISSUANCE PROPOSAL

In connection with the Amended Transactions, you are being asked by the Company to approve the issuance of up to 66,250 shares Series A Preferred Stock, up to 3,508,306 shares of Common Stock and 1,031,250 Warrants to Conversant, which Series A Preferred Stock and Warrants will be convertible into or exercisable for share of Common Stock, in accordance with the terms set forth in the Certificate of Designation and Warrant Agreement, respectively (each as defined in and as attached to the A&R Investment Agreement). As discussed in further detail in the Company’s proxy statement, the Company is required to seek approval of the Issuance Proposal pursuant to the terms of the A&R Investment Agreement and the NYSE Listed Company Manual. As disclosed in the Company’s proxy statement, approval of the Issuance Proposal requires the affirmative vote of a majority of the shares of Common Stock as of the Record Date present (in person or by proxy) and entitled to vote thereon at the Special Meeting. If the Company’s stockholders do not approve the Issuance Proposal, then the Amended Transactions would not occur and the A&R Investment Agreement would be terminated.

As discussed further in the introduction to this Proxy Supplement, we oppose the proposed Amended Transactions as we believe that they are not in the best interests of the Company and its stockholders. To that end, we are soliciting your proxy to vote AGAINST the Issuance Proposal at the Special Meeting.

ORTELIUS URGES YOU TO VOTE “AGAINST” THE ISSUANCE PROPOSAL ON THE ENCLOSED GOLD PROXY CARD AND INTENDS TO VOTE ITS SHARES “AGAINST” THIS PROPOSAL.

PROPOSAL NO. 4

BACKSTOP ISSUANCE PROPOSAL

In connection with the Amended Transactions, you are being asked by the Company to approve the issuance of up to 183,959 shares of Common Stock to Arbiter. As discussed in further detail in the Company’s proxy statement, the Company is required to seek approval of the Issuance Proposal pursuant to the terms of the A&R Investment Agreement and the NYSE Listed Company Manual. As disclosed in the Company’s proxy statement, approval of the Backstop Issuance Proposal requires the affirmative vote of a majority of the shares of Common Stock as of the Record Date present (in person or by proxy) and entitled to vote thereon at the Special Meeting. If the Company’s stockholders do not approve the Backstop Issuance Proposal, then the Amended Transactions would not occur and the A&R Investment Agreement would be terminated.

As discussed further in the introduction to this Proxy Supplement, we oppose the proposed Amended Transactions as we believe that they are not in the best interests of the Company and its stockholders. To that end, we are soliciting your proxy to vote AGAINST the Backstop Issuance Proposal at the Special Meeting.

ORTELIUS URGES YOU TO VOTE “AGAINST” THE BACKSTOP ISSUANCE PROPOSAL ON THE ENCLOSED GOLD PROXY CARD AND INTENDS TO VOTE ITS SHARES “AGAINST” THIS PROPOSAL

*    *    *

The information concerning the Company contained in the Original Proxy Statement and this Proxy Supplement has been taken from, or is based upon, publicly available information.

Your vote is important. No matter how many or how few shares you own, please give Ortelius your proxy AGAINST the proposals by signing, dating and mailing the enclosed GOLD proxy card promptly.

Ortelius Advisors, L.P.

October 6, 2021

GOLD PROXY CARD

CAPITAL SENIOR LIVING CORPORATION

SPECIAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF ORTELIUS ADVISORS, L.P. AND THE OTHER PARTICIPANTS IN ITS PROXY SOLICITATION

THE BOARD OF DIRECTORS OF CAPITAL SENIOR LIVING CORPORATION

IS NOT SOLICITING THIS PROXY

P R O X Y

The undersigned appoints Peter DeSorcy and Mark Harnett, and each of them, attorneys and agents with full power of substitution to vote all shares of common stock, par value $0.01 per share (the "Common Stock") of Capital Senior Living Corporation (the "Company") which the undersigned would be entitled to vote if personally present at the Special Meeting of the stockholders of the Company scheduled to be held at the Residence Inn Dallas by the Galleria, Highland Park Conference Room, 5460 James Temple Drive, Dallas, Texas 75240 on October 22, 2021, at 10:00 a.m., Central Time (including any adjournments or postponements thereof) (the "Special Meeting").

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the Common Stock of the Company held by the undersigned, and hereby ratifies and confirms all action the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof. If properly executed, this Proxy will be voted as directed on the reverse and in the discretion of the herein named attorneys and proxies or their substitutes with respect to any other matters as may properly come before the Special Meeting that are unknown to Ortelius Advisors, L.P. ("Ortelius") a reasonable time before this solicitation.

IF NO DIRECTION IS INDICATED WITH RESPECT TO THE PROPOSALS ON THE REVERSE, THIS PROXY WILL BE VOTED "AGAINST" PROPOSALS 1, 2, 3, 4 AND 5.

This Proxy will be valid until the completion of the Special Meeting. This Proxy will only be valid in connection with Ortelius' solicitation of proxies for the Special Meeting.

IMPORTANT: PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY!

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲

GOLD PROXY CARD

Please mark vote as in this example: ☒

ORTELIUS STRONGLY RECOMMENDS THAT STOCKHOLDERS VOTE "AGAINST" PROPOSALS 1, 2, 3, 4 AND 5.

   ☐ FOR ☐ AGAINST ☐ ABSTAIN

2. The Company's proposal to approve an amendment to the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 4,333,334 shares to 15,000,000 shares.

   ☐ FOR ☐ AGAINST ☐ ABSTAIN

3. The Company's proposal to approve an amendment to the Company's existing 2019 Omnibus Stock and Incentive Plan to (i) increase the number of shares of Common Stock that the Company may issue under such plan from 150,000 shares to 797,699 shares and (ii) exclude 257,000 shares from the minimum vesting provisions of such plan.

   ☐ FOR ☐ AGAINST ☐ ABSTAIN

   ☐ FOR ☐ AGAINST ☐ ABSTAIN

5. The Company's proposal to approve the adjournment of the Special Meeting to solicit additional proxies if there are insufficient proxies at the Special Meeting to approve the foregoing proposals.

   ☐ FOR ☐ AGAINST ☐ ABSTAIN

Signature **Date**

Signature (if held jointly) **Date**

WHEN SHARES ARE HELD JOINTLY, JOINT OWNERS SHOULD EACH SIGN EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC., SHOULD INDICATE THE CAPACITY IN WHICH SIGNING. PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS PROXY.

▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲

Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. Proxies submitted by Internet or telephone must be received by 11:59 p.m., Eastern time on October 21, 2021.

Vote by Internet

- Log on to the Internet and go to www.OkapiVote.com/CSU
- Follow the steps outlined on the secure website.

Vote by Telephone

- At NO CHARGE to you, call toll free (866) 494-4435 within the USA, US territories & Canada any time on a touch tone telephone.